Exhibit 99.1

RetailMeNot, Inc. Announces First Quarter 2016 Financial Results

-	In-Store + Advertising Net Revenues grew 36% over the prior year period

-	GAAP EPS of $0.00; non-GAAP EPS of $0.13

-	Adjusted EBITDA of $12.3 million; adjusted EBITDA margins of 22%

AUSTIN, Texas, May 3, 2016 — RetailMeNot, Inc. (NASDAQ:SALE), a leading digital savings destination connecting consumers with retailers, restaurants and brands, both online and in-store, today announced its financial results for the first quarter ended March 31, 2016.

“The first quarter of the year is off to a solid start, with total net revenues and adjusted EBITDA coming in above the high end of guidance,” said Cotter Cunningham, CEO & Founder, RetailMeNot, Inc. “Expanding the ways consumers can save utilizing the RetailMeNot App and global websites, remains a top priority for the business. The GiftCard Zen acquisition, coupled with enhancements to our food and dining experience on mobile are just two of the ways we believe will help drive the business forward.”

First Quarter Financial Results Highlights and Key Operating Metrics

(All comparisons are made to the first quarter of 2015 unless otherwise noted. Amounts may not compute due to rounding.)

•	Total net revenues declined 9% to $54.6 million.

-	In-store + advertising net revenues increased 36% to $10.5 million, representing 19% of total net revenues.

-	Mobile online transaction net revenues increased 7% to $5.9 million, representing 11% of total net revenues.

-	Desktop online transaction net revenues declined 19% to $38.2 million, representing 70% of total net revenues.

•	Net revenues from international markets were $12.2 million, representing 22% of total net revenues.

•	GAAP net loss was $36 thousand, compared to GAAP net income of $4.1 million.

•	Non-GAAP net income was $6.3 million, compared to a non-GAAP net income of $10.8 million.

•	EPS was $0.00 per share, based on 49.2 million fully-diluted, weighted-average shares outstanding.

•	Non-GAAP EPS was $0.13 per share, based on 50.0 million fully-diluted, weighted-average shares outstanding.

•	Adjusted EBITDA was $12.3 million, representing 22% of total net revenues.

•	Total website visits were 162.2 million, down 10%.

-	Mobile visits in the quarter declined 1% to 69.9 million, or 43% of total visits.

-	Desktop visits in the quarter declined 15% to 92.3 million.

•	Mobile unique visitors grew 5% totaling 19.2 million.

Business Outlook

With the acquisition of GiftCard Zen completed in the second quarter of 2016, RetailMeNot, Inc. will provide financial results for subsequent periods in two separate operating segments, with one representing the “core” RetailMeNot business and the other representing the “gift card” business.

For our core business, in addition to total net revenues, the company will be providing adjusted segment operating income, or SOI, guidance, as we believe this to be an important financial metric to evaluate the operating performance of that business. Adjusted SOI is defined as operating income of the core business segment plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs and other operating expenses (including non-cash impairments and compensation arrangements entered into in connection with acquisitions).

For our gift card business, the company defines net revenues as the gross market value of the gift card sold, or “GMV”, net of returns. Gross profit is determined in accordance with GAAP and represents the difference between net revenues (which includes GMV, net of returns) less the cost of the gift card sold, including adjustments for shipping and chargebacks.

The company will also provide guidance combining the results of both businesses on a consolidated basis.

Second Quarter 2016

With respect to our core business, the company expects the following:

•	Total net revenues to be in the range of $47.0 to $52.0 million.

•	Adjusted segment operating income to be in the range of $3.5 to $7.5 million, representing adjusted segment operating income margins of 11% at the midpoint.

With respect to our gift card business, the company expects the following:

•	Total net revenues to be in the range of $11.5 to $12.5 million.

•	Gross profit to be in the range of $575 to $625 thousand, or gross profit margins of 5% at the midpoint.

On a consolidated basis, the company expects the following:

•	Total net revenues to be in the range of $58.5 to $64.5 million, or growth of 16% at the midpoint.

•	Adjusted EBITDA, inclusive of the impact of the GiftCard Zen acquisition, to be in the range of $3.0 to $7.0 million, or adjusted EBITDA margins of 8% at the midpoint.

Full Year 2016

With respect to the core business, the company expects the following:

•	Total net revenues to be in the range of $228.0 to $241.0 million, or a decline of 6% at the midpoint.

•	Adjusted segment operating income in the range of $52.0 to $63.0 million, representing adjusted segment operating income margins of 24.5% at the midpoint.

With respect to the gift card business, the company expects the following:

•	Total net revenues to be in the range of $43.0 to $49.0 million, or growth of 36% at the midpoint.

•	Gross profit to be in the range of $2.2 to $2.4 million, or gross profit margins of 5% at the midpoint.

On a consolidated basis, the company expects the following:

•	Total net revenues to be in the range of $271.0 to $290.0 million, or growth of 13% at the midpoint.

•	Adjusted EBITDA, inclusive of the impact of the GiftCard Zen acquisition, to be in the range of $50.0 to $61.0 million, or adjusted EBITDA margins of 20% at the midpoint.

The above statements are based on current expectations and actual results may differ materially as explained under the caption “Forward-looking Statements” below. Information about RetailMeNot’s use of non-GAAP financial measures, including adjusted EBITDA and adjusted SOI, is provided below under the caption “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

RetailMeNot will host a webcast to discuss its first quarter financial results and its second quarter and 2016 business outlook today at 7:00 a.m. Central Time (8:00 a.m. Eastern Time).

A live webcast of the conference call can be accessed within the investor relations section of the RetailMeNot website at http://investor.retailmenot.com. This webcast will contain forward-looking statements and other material information regarding the company’s financial and operating results.

Following completion of the call, a replay of the call will be available beginning at 9:30 a.m. Eastern Time on May 3, 2016. To listen to the telephone replay, call (877) 344-7529 within the US, or (412) 317-0088 if calling internationally. Access Code 10082940.

RetailMeNot uses its investor relations website (http://investor.retailmenot.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the investor relations website, in addition to following press releases, SEC filings, public conference calls and webcasts.

About RetailMeNot, Inc.

RetailMeNot (http://www.retailmenot.com/corp/) is a leading digital savings destination connecting consumers with retailers, restaurants and brands, both online and in-store. The company enables consumers across the globe to find hundreds of thousands of digital offers to save money while they shop or dine out. During the 12 months ended March 31, 2016, RetailMeNot, Inc. experienced over 700 million visits to its websites. It also averaged 19.2 million mobile unique visitors per month during the three months ended March 31, 2016. RetailMeNot, Inc. estimates that approximately $4.8 billion in retailer sales were attributable to consumer transactions from paid digital offers in its marketplace in 2015, more than $600 million of which were attributable to its in-store solution. The RetailMeNot, Inc. portfolio of websites and mobile applications includes RetailMeNot.com in the United States; RetailMeNot.ca in Canada; VoucherCodes.co.uk in the United Kingdom; retailmenot.de in Germany; Actiepagina.nl in the Netherlands; ma-reduc.com and Poulpeo.com in France; RetailMeNot.es in Spain, RetailMeNot.it in Italy, RetailMeNot.pl in Poland and GiftCardZen.com and Deals2Buy.com in North America. RetailMeNot, Inc. is listed on the NASDAQ stock exchange under the ticker symbol “SALE.” Investors interested in learning more about the company can visit http://investor.retailmenot.com.

Key Operating Metrics

Visits. RetailMeNot defines a visit as a group of interactions that take place on one of RetailMeNot Inc.’s websites from computers, smartphones, tablets or other mobile devices within a given time frame as measured by Google Analytics, a product that provides digital marketing intelligence. A single visit can contain multiple page views, events, social interactions and e-commerce transactions. A single visitor can open multiple visits. Visits can occur on the same day, or over several days, weeks or months. As soon as one visit ends, there is then an opportunity to start a new visit. A visit ends either through the passage of time or a campaign change, with a campaign generally meaning arrival via search engine, referring site or campaign-tagged information. A visit ends through passage of time either after 30 minutes of inactivity or at midnight Pacific Time. A visit ends through a campaign change if a visitor arrives via one campaign or source, leaves the site, and then returns via another campaign or source. Visits for the period do not include interactions through our mobile applications.

Mobile Unique Visitors. This amount represents the average number of mobile unique visitors per month for the three month period ending March 31, 2016. RetailMeNot counts each of the following as a mobile unique visitor: (i) the first time a specific mobile device accesses one of our mobile applications during a calendar month, and (ii) the first time a specific mobile device accesses one of our mobile websites using a specific web browser during a calendar month. If a mobile device accesses more than one of our mobile websites or mobile applications in a single calendar month, the first access to each such mobile website or mobile application is counted as a mobile unique visitor as they are tracked separately for each mobile domain. We measure mobile unique visitors with a combination of internal data sources and Google Analytics data.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this document includes references to consolidated adjusted EBITDA and adjusted Segment Operating Income (SOI) of the core business segment which are non-GAAP financial measures. For a reconciliation of consolidated adjusted EBITDA to net income, the most directly comparable GAAP financial measure, see the table provided below in this release. A reconciliation of adjusted Segment Operating Income to Operating Income of the core business segment, the most directly comparably GAAP financial measure, will be provided in future periods.

RetailMeNot defines consolidated adjusted EBITDA as net income (loss) plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other operating expenses (including non-cash impairments and compensation arrangements entered into in connection with acquisitions), net interest expense, other non-operating income or expense (including net foreign exchange gains and losses) and income taxes.

RetailMeNot defines adjusted SOI as operating income of the core business segment plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs and other operating expenses (including non-cash impairments and compensation arrangements entered into in connection with acquisitions).

RetailMeNot discloses consolidated adjusted EBITDA and adjusted SOI because these are the key measures used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining executive compensation. RetailMeNot believes consolidated adjusted EBITDA and adjusted SOI also facilitate period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in these non-GAAP financial measures and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Consolidated adjusted EBITDA and adjusted SOI have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider consolidated adjusted EBITDA and adjusted SOI alongside other financial performance measures, including various cash flow metrics, operating income (loss), net income (loss) and RetailMeNot’s other GAAP results.

Forward-looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues, adjusted EBITDA, adjusted segment operating income, gross profit and other financial performance, visits, mobile unique visitors, e-mail subscribers, other consumer engagement metrics, new product and content offerings and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, (1) RetailMeNot’s ability to attract visitors to its websites from search engines, to attract and retain users and to increase users’ engagement with its solutions; (2) RetailMeNot’s ability to monetize digital offers through its mobile solutions; (3) RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks and suppliers of gift cards; (4) RetailMeNot’s ability to manage the growth in scope and complexity of its business, including accurately planning and forecasting its financial results; (5) RetailMeNot’s ability to obtain and maintain high quality digital offer content and maintain the positive perception of its brands; (6) the competitive environment for RetailMeNot’s business; (7) changes in consumer sentiment regarding RetailMeNot’s use of cookies; (8) RetailMeNot’s need to manage regulatory, tax and litigation risks, including regulations related to gift cards and imposing sales tax on e-commerce or m-commerce; (9) RetailMeNot’s ability to use and protect consumer data and to protect its intellectual property; (10) RetailMeNot’s ability to manage international business uncertainties; (11) the impact and integration of current and future acquisitions; and (12) other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K filed with the SEC on February 19, 2016. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact

Michael Magaro

mmagaro@rmn.com

(512) 777-2899

Media Contact

Brian Hoyt

media@rmn.com

(512) 777-2957

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Net revenues	$54,649	$60,384
Costs and expenses:
Cost of net revenues (1)	5,200	5,346
Product development (1)	12,611	13,320
Sales and marketing (1)	23,325	21,641
General and administrative (1)	10,226	9,570
Amortization of purchased intangible assets	1,954	2,626
Other operating expenses	832	765

Total costs and expenses	54,148	53,268

Income from operations	501	7,116
Other income (expense):
Interest expense, net	(600)	(421)
Other income (expense), net	122	(243)

Income before income taxes	23	6,452
Provision for income taxes	(59)	(2,393)

Net income (loss)	$(36)	$4,059

Net income (loss) per share:
Basic	$0.00	$0.08

Diluted	$0.00	$0.07

Weighted average number of common shares used in computing net income (loss) per share:
Basic	49,188	54,029

Diluted	49,188	55,035

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations (continued)

(Unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
(1) Includes stock-based compensation as follows:
Cost of net revenues	$495	$589
Product development	2,096	2,259
Sales and marketing	1,477	1,422
General and administrative	2,514	2,543

Total	$6,582	$6,813

RetailMeNot, Inc.

Reconciliation of Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Net income (loss)	$(36)	$4,059
Depreciation and amortization	3,950	3,926
Stock-based compensation expense	6,582	6,813
Third party acquisition-related costs	424	55
Other operating expenses	832	765
Interest expense, net	600	421
Other (income) expense, net	(122)	243
Provision for income taxes	59	2,393

Adjusted EBITDA	$12,289	$18,675

RetailMeNot, Inc.

Reconciliation of Non-GAAP Net Income and Non-GAAP Diluted EPS

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
GAAP Income before income taxes	$23	$6,452
GAAP Provision for income taxes	(59)	(2,393)

GAAP Net income (loss)	$(36)	$4,059
Non-GAAP adjustments to net income (loss):
Amortization of purchased intangibles	1,954	2,626
Stock-based compensation expense	6,582	6,813
Third party acquisition-related costs	424	55
Other operating expenses	832	765
Less: Tax effect of adjustments above	(3,468)	(3,544)

Total non-GAAP net income	$6,288	$10,774

Diluted net income (loss) per share:
GAAP	$0.00	$0.07

Non-GAAP	$0.13	$0.20

Shares used in non-GAAP diluted EPS calculation:
Weighted-average shares outstanding used in calculating GAAP diluted EPS	49,188	55,035
Additional dilutive securities for non-GAAP diluted EPS	824	—

Weighted-average shares outstanding used in calculating non-GAAP diluted EPS	50,012	55,035

Reconciliation of non-GAAP effective tax rate:
GAAP Effective tax rate	256.5%	37.1%
Tax effect of non-GAAP adjustments to net income	-220.6%	-1.6%

Non-GAAP effective tax rate	35.9%	35.5%

RetailMeNot, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	As of March 31,	As of December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$256,909	$259,769
Accounts receivable, net	43,772	67,504
Prepaids and other current assets, net	9,743	9,959

Total current assets	310,424	337,232
Property and equipment, net	20,710	21,382
Intangible assets, net	59,538	61,245
Goodwill	175,516	174,725
Other assets, net	6,925	8,040

Total assets	$573,113	$602,624

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,699	$8,713
Accrued compensation and benefits	6,859	10,136
Accrued expenses and other current liabilities	8,219	7,155
Income taxes payable	1,883	5,109
Current maturities of long term debt	10,000	10,000

Total current liabilities	32,660	41,113
Deferred tax liability-noncurrent	3,157	1,498
Long term debt	58,474	60,872
Other noncurrent liabilities	7,786	7,752

Total liabilities	102,077	111,235
Stockholders’ equity:
Common stock	49	51
Additional paid-in capital	474,225	495,151
Accumulated other comprehensive loss	(4,272)	(4,883)
Retained earnings	1,034	1,070

Total stockholders’ equity	471,036	491,389

Total liabilities and stockholders’ equity	$573,113	$602,624

RetailMeNot, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(36)	$4,059
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization expense	3,950	3,926
Stock based compensation expense	6,582	6,813
Excess income tax benefit from stock-based compensation	(18)	(755)
Deferred income tax expense (benefit)	2,229	1,698
Non-cash interest expense	102	102
Impairment of assets	834	—
Amortization of deferred compensation	—	768
Other non-cash (gains) losses, net	(1,524)	1,038
Provision for doubtful accounts receivable	149	(252)
Changes in operating assets and liabilities:
Accounts receivable, net	23,552	23,142
Prepaid expenses and other current assets, net	(2,116)	(843)
Accounts payable	(2,924)	376
Accrued expenses and other current liabilities	(5,577)	(10,084)
Other noncurrent assets and liabilities	1,149	634

Net cash provided by operating activities	26,352	30,622
Cash flows from investing activities:
Payments for acquisition of businesses, net of acquired cash	—	—
Proceeds from sale of property and equipment	2	—
Purchase of other assets	(42)	(2)
Purchase of non-marketable investment	—	—
Purchase of property and equipment	(2,155)	(2,332)

Net cash used in investing activities	(2,195)	(2,334)
Cash flows from financing activities:
Proceeds from notes payable, net of issuance costs	—	29,950
Payments on notes payable	(2,500)	—
Excess income tax benefit from stock-based compensation and other	18	755
Payments of principal on capital lease arrangements	—	(3)
Payments for repurchase of common stock	(23,770)	(24,473)
Proceeds from issuance of common stock, net of tax payments related to net share settlement of equity awards	(1,051)	2,393

Net cash provided by (used in) financing activities	(27,303)	8,622
Effect of foreign currency exchange rate on cash	286	(1,077)

Change in cash and cash equivalents	(2,860)	35,833
Cash and cash equivalents, beginning of period	259,769	244,482

Cash and cash equivalents, end of period	$256,909	$280,315